SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 2, 2021

ORGANIC AGRICULTURAL COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Nevada	0-56168	82-5442097
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

6th Floor A, Chuangxin Yilu, No. 2305, Technology Chuangxincheng,

Gaoxin Jishu Chanye Technology Development District,

Harbin City. Heilongjiang Province, China 150090

(Address of principal executive offices) (Zip Code)

86 (0451) 5862-8171

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sale of Equity Securities

On April 2, 2021 the Registrant entered into an agreement with Jilin Jiufu Zhenyuan Technology Development Co., Ltd. (“Jilin Jiufu”) that provides for the sale by the Registrant to Jilin Jiufu of 4,119,500 shares of the Registrant’s common stock. The agreement provides that, prior to April 10, 2021, Jilin Jiufu will pay for the shares by depositing 6,000,000 Renminbi (US$ 920,000) to the account of Heilongjiang Tianci Liangtian Agricultural Technology Development Co., Ltd., a wholly-owned subsidiary of the Registrant. The Registrant covenants in the agreement that it will use the purchase price solely for its ordinary operating expenses. The Registrant also covenants that within ten days after Jilin Jiufu deposits the purchase price, the Registrant’s board of directors will increase the number of directors by one and appoint a nominee specified by Jilin Jiufu to fill the vacancy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC AGRICULTURAL COMPANY LIMITED

Dated: April 2, 2021	By:	/s/ Xun Jianjun
Xun Jianjun
Chief Executive Officer

2